UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2017

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Certifying Accountant

On April 21, 2017, MYnd Analytics, Inc. (the "Company") informed Anton & Chia, LLP ("A&C") of its dismissal as the Company's independent registered public accounting firm, effective upon A&C's completion of interim review procedures related to the fiscal quarter ended March 31, 2017. The decision to dismiss A&C was approved by the Company's audit committee.

The reports of A&C on the Company's financial statements for the fiscal years ended September 30, 2015 and 2016 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for both fiscal years contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

During the fiscal years ended September 30, 2015 and 2016 and the subsequent interim period through April 21, 2017, there were: (i) no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with A&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of A&C, would have caused A&C to make reference to the subject matter of such disagreements in connection with its reports on the Company's financial statements for such fiscal years; and (ii) no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided A&C with a copy of the disclosure set forth in this Item 4.01 and requested that A&C furnish the Company with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of A&C’s letter, dated April 25, 2017, is attached hereto as Exhibit 16.1.

(b) Engagement of Independent Certifying Accountant

On April 21, 2017, the Company appointed Marcum, LLP ("Marcum") as the Company's new independent registered public accounting firm. Pursuant to the engagement, Marcum will review the condensed consolidated financial statements of the Company for the quarter ending June 30, 2017, and audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2017. The decision to appoint Marcum was approved by the Company's audit committee..

During the fiscal years ended September 30, 2015 and 2016 and the subsequent interim period through April 21, 2017, neither the Company nor anyone acting on its behalf consulted with Marcum regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K); or (iii) any "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by the Company on its Current Report on Form 8-K filed with the SEC on April 3, 2017, Paul Buck retired as the Chief Financial Officer and Secretary of the Company, effective March 31, 2017. Also as previously reported, it was contemplated that following his retirement as Chief Financial Officer and Secretary, Mr. Buck would remain with the Company as a consultant pursuant to the terms of a separation agreement to be entered into between Mr. Buck and the Company in the near term.

On April 24, 2017, Mr. Buck and the Company entered into a Confidential Employment Separation and Release Agreement (the "Separation Agreement"). Pursuant to the Separation Agreement, the Company has agreed to pay Mr. Buck an aggregate amount of $105,333, which consists of $32,000 in accrued paid time off ("PTO") and $73,333 (less lawful deductions) in accrued pay ("Deferred Pay") that was voluntarily deferred by Mr. Buck between February 16, 2015 and July 31, 2015.

Pursuant to the Separation Agreement, Mr. Buck will remain with the Company as a consultant on an as-needed basis, and his last day with the Company will be September 30, 2017. From April 1, 2017 through May 31, 2017, Mr. Buck will use his accrued PTO as total and complete compensation for such period. Thereafter and through September 30, 2017 (the "Consulting Period"), Mr. Buck will receive the Deferred Pay in equal semi-monthly installments on the Company’s established pay dates via the Company’s regular payroll system, beginning on the next established pay date following May 31, 2017. Certain options to purchase common stock of the Company granted to Mr. Buck under the Company’s Amended and Restated 2012 Omnibus Incentive Compensation Plan will continue to vest through the Consulting Period and will be exercisable by Mr. Buck for a period of 12 months from September 30, 2017 in accordance with their terms. During the Consulting Period, Mr. Buck, to the extent requested by the Company, has agreed to serve as a consultant and provide reasonable assistance to the Company on an as-needed basis.

In exchange for the payments described above, Mr. Buck has agreed to release any and all claims, as defined and subject to the limitations set forth in the Separation Agreement, against the Company related to Mr. Buck's employment with, and separation from, the Company. The Separation Agreement also contains confidentiality and other customary restrictive covenants. The Separation Agreement is subject to revocation by Mr. Buck for a period of 7 days following its effective date.

The foregoing is a summary description of certain terms of the Separation Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Confidential Employment Separation and Release Agreement, dated April 24, 2017, between Paul Buck and the Company.
16.1	Letter from Anton & Chia, LLP, dated April 25, 2017.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Donald D'Ambrosio
April 25, 2017		Donald D'Ambrosio
Chief Financial Officer